Exhibit 10.22

AIRCRAFT TIME SHARING AGREEMENT

This Aircraft Time Sharing Agreement (“Agreement”) is entered into as of this 26th day of January, 2011 by and between U.S. Home Corporation (“Lessor”), a Delaware corporation whose address is 1707 Market Place Blvd., Suite 120, Irving, Texas 75063, and Richard Beckwitt (“Lessee”), whose address is 1707 Market Place Blvd., Suite 120, Irving, Texas 75063 (collectively the “Parties”).

RECITALS

WHEREAS, Lessor on the Effective Date (hereinafter defined) will operate and rightfully possess the aircraft described in Exhibit A attached hereto (“Aircraft”);

WHEREAS, Lessor desires to lease the Aircraft to Lessee, and Lessee desires to lease the Aircraft from Lessor from time to time on a time-sharing basis as defined in Sections 91.501(b)(6), 91.501(c)(1) and 91.501(d) of the Federal Aviation Regulations (“FAR”);

WHEREAS, this Agreement sets forth the understanding of the Parties as to the terms under which Lessor will provide Lessee with the use, on a periodic basis, of the Aircraft; and

WHEREAS, the use of the Aircraft will at all times be pursuant to and in full compliance with the requirements of FAR Part 91.501(b)(6), 91.501(c)(1), and 91.501(d).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows:

1.	General Provisions.

Lessor agrees to lease the Aircraft to Lessee pursuant to the provisions of FAR Part 91.501(c)(1) and to provide a fully qualified flight crew for all operations. This Agreement shall commence on a date to be specified by Lessor and communicated to the Lessee in writing (the “Effective Date”), and continue for the remaining portion of the Calendar Year (“Calendar Year” being defined as the period beginning January 1st of each year and ending December 31st of the same year). Thereafter, this Agreement may be renewed by Lessor upon the designation of a new Effective Date (the “New Effective Date”), in each subsequent Calendar Year, in which case this Agreement shall continue from the New Effective Date for the remaining portion of that Calendar Year. Either party may at any time terminate this Agreement upon thirty (30) days prior written notice to the other party.

2.	Cost of Use of Aircraft.

(a)      In exchange for use of the Aircraft, Lessee shall pay to the Lessor for each flight conducted under this Agreement a lease fee not to exceed the actual expenses of each specific flight as authorized by FAR Part 91.501(d). Such actual expenses shall include and are limited to:

(1)	Fuel, oil, lubricants and other additives;

(2)	Travel expenses of the crew, including food, lodging, and ground transportation;

(3)	Hangar and tie-down costs away from the Aircraft’s base of operation;

(4)	Insurance obtained for the specific flight;.

(5)	Landing fees, airport taxes, and similar assessments;

(6)	Customs, foreign permit, and similar fees directly related to the flight;

(7)	Inflight food and beverages;

(8)	Passenger ground transportation;

(9)	Flight planning and weather contract services; and

(10)	An additional charge equal to 100 percent of the expenses listed in sub-paragraph (a)(1) of this Section.

(b)      Lessor shall invoice, and Lessee shall pay, for all appropriate charges, in accordance with Sections 3 and 4 hereof.

3.	Taxes.

The parties acknowledge that, with the exception of paragraph 2.(7) and (8), the payments specified in Section 2 from Lessee to Lessor may be subject to federal excise tax imposed under Article 4261 of the Internal Revenue Code of 1986, as amended (the “Commercial Transportation Tax”). If applicable, Lessee shall pay to Lessor (for remittance to the appropriate governmental agency) all Commercial Transportation Tax applicable to flights of the Aircraft conducted hereunder.

4.	Prepayment for Flights.

Upon the Effective Date hereof, Lessee shall deliver to Lessor $100,000 to fund an account for the actual costs and payment of flights hereunder (the “Prepayment Fund”). No interest shall be paid on the Prepayment Fund. Immediately upon presentment of invoices for time-sharing flights, Lessor shall apply funds from the Prepayment Fund to pay for and reimburse all reimbursable expenses hereunder for those flights. Monthly reconciliations shall be provided to Lessee which shall set forth the expenses of each specific flight through the last day of the month in which any flight or flights for the account of Lessee occur, which expenses shall conform to FAR Part 91.501(d). Upon termination of this Agreement, any funds remaining in the Prepayment Fund shall be returned to Lessee within (30) days. As a matter of clarification, the Prepayment Fund is in the nature of a security deposit and not payment for transportation unless and until such time as an invoice is presented and funds are withdrawn to pay such invoice.

5.	Operating Expenses.

Lessor shall pay all expenses related to the operation of the Aircraft for time-sharing flights when such expenses are incurred. Lessor will provide a monthly reconciliation to Lessee for the expenses enumerated in paragraph 2 above on the last day of the month in which any flight or flights for the account of the Lessee occur. In the event that the net balance of the Prepayment Fund respecting any monthly reconciliation is less than $75,000, Lessee shall replenish the Prepayment Fund in an amount such that on the first day of the following month the account shall be funded in an amount not less than $100,000. In the event expenses exceed the Prepayment Fund in any given month, Lessee shall pay such additional expenses upon receipt of the invoice for the amounts exceeding the Prepayment Fund, which invoice shall be presented within fifteen (15) days of time such expenses are incurred.

6.	Flight Crew.

Lessor shall pay for and provide a qualified flight crew for all flight operations under this Agreement. In accordance with applicable Federal Aviation Regulations, the qualified flight crew provided by Lessor will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. Lessee specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the pilot in command is necessitated by considerations of safety. No such action of the pilot in command shall create or support any liability for loss, injury, damage or delay to Lessee or any other person. The parties further agree that Lessor shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason, including, without limitation, when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, acts of God or other circumstances beyond Lessor’s control.

7.	Operational Control.

Lessor shall be responsible for the physical and technical operation of the Aircraft and the safe performance of all flights and shall retain full authority and control, including exclusive operational control, and possession of the Aircraft at all times during the term of this Agreement. In accordance with applicable FARs, the qualified flight crew provided by Lessor will exercise all required and/or appropriate duties and responsibilities in regard to the safety of each flight conducted hereunder. The Pilot-In-Command shall have absolute discretion in all matters concerning the preparation of the Aircraft for flight and the flight itself, the load carried and its distribution, the decision whether or not a flight shall be undertaken, the route to be flown, the place where landings shall be made and all other matters relating to operation of the Aircraft. Lessee specifically agrees that the flight crew shall have final and complete authority to delay or cancel any flight for any reason or condition which, in the sole judgment of the Pilot-In-Command, could compromise the safety of the flight and to take any other action which, in the sole judgment of the Pilot-In-Command, is necessitated by considerations of safety. No such action of the Pilot-In-Command shall create or support any liability to Lessee or any other person for loss, injury, damages or delay. Lessee agrees that Lessor’s operation of the Aircraft is within the operation guidelines of the Lessor’s Flight Operations Department manual and that the crews are responsible to operate within the guidelines of FAR Part 91 and the Lessor’s Flight Operations Department manual.

8.	Covenants Regarding Aircraft Maintenance.

The Aircraft has been inspected in accordance with the provisions of FAR Part 91. Lessor shall, at its own expense, inspect, maintain, service, repair, overhaul, and test the Aircraft in accordance with FAR Part 91. The Aircraft will remain in good operating condition and in a condition consistent with its airworthiness certification, including all FAA-issued airworthiness directives and mandatory service bulletins. In the event that any non-standard maintenance is required during any applicable lease term, Lessor, or Lessor’s Pilot-In-Command, shall immediately notify Lessee of the maintenance required, the effect on the ability to comply with Lessee’s dispatch requirements and the manner in which the Parties will proceed with the performance of such maintenance and conduct of the balance of the planned flight(s).

9.	No Warranty.

NEITHER LESSOR (NOR ITS AFFILIATES) MAKES, HAS MADE OR SHALL BE DEEMED TO MAKE OR HAVE MADE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE AIRCRAFT TO BE USED HEREUNDER OR ANY ENGINE OR COMPONENT THEREOF INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, AIRWORTHINESS, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR TITLE.

10.	Use of the Aircraft.

(a)      Lessee’s use of the Aircraft from time to time, may be for any and all purposes allowed by applicable law. Lessee’s use shall include use of the Aircraft for the benefit of any related family member.

(b)      Lessee represents, warrants and covenants to Lessor that:

(1)      Lessee will use the Aircraft for and on account of his own business or personal use only and will not use any Aircraft for the purposes of providing transportation of passengers or cargo in air commerce for compensation or hire;

(2)      Lessee shall refrain from incurring any mechanics or other lien in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, and Lessee shall not attempt to convey, mortgage, assign, lease or any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien;

(3)      during the term of this Agreement, Lessee will abide by and conform to all such laws, governmental, and airport orders, rules, and regulations as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a time-sharing Lessee;

(4)      Lessee shall abide by all customs, immigration, border patrol and other laws and regulations regarding entry and exit from the United States, and agrees that he will take no action that would or could cause the impoundment or seizure of the Aircraft.

(c)      Lessee shall provide Lessor’s Flight Operations Department with notice of his desire to use the Aircraft and proposed flight schedules as far in advance of any given flight as possible, and in any case, at least forty-eight (48) hours in advance of Lessee’s planned departure. Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon, by the Parties. In addition to the proposed schedules and flight times, Lessee shall provide at least the following information for each proposed flight at least one hour prior to scheduled departure as required by the Lessor or Lessor’s flight crew:

(1)	proposed departure point;

(2)	destination;

(3)	date and time of flight;

(4)	the number and identity of anticipated passengers and relationship to the Lessee;

(5)	the nature and extent of luggage and/or cargo to be carried;

(6)	the date and time of return flight, if any; and

(7)	any other information concerning the proposed flight that may be pertinent or required by Lessor or Lessor’s flight crew.

(d)      Lessor shall notify Lessee as to whether or not the requested use of the Aircraft can be accommodated.

(e)      Lessor’s prior planned utilization of the Aircraft will take precedence over Lessee’s use. Additionally, any maintenance and inspection of the Aircraft takes precedence over scheduling of the Aircraft unless such maintenance or inspection can be safely deferred in accordance with applicable laws and regulations and within the sound discretion of the Pilot-In-Command.

(f)      Lessor shall have sole and exclusive authority over the scheduling of the Aircraft. Lessor shall not be liable to Lessee or any other person for loss, injury, or damage occasioned by the delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason.

11.	Base of Operations.

For purposes of this Agreement, the base of operation of the Aircraft is Dallas Love Field, Dallas, Texas; provided, that such base may be changed permanently upon notice from Lessor to Lessee.

12.	Successors and Assigns.

Neither this Agreement nor any party’s interest herein shall be assignable without the other party’s prior written consent thereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives, successors and permitted assigns.

13.	Notices.

All notices and other communications under this Agreement shall be in writing (except as permitted in Section 10(c)) and shall be given (and shall be deemed to have been duly given upon receipt or refusal to accept receipt) by personal delivery, the next business day if given by facsimile (with a simultaneous confirmation copy sent by first class mail properly addressed and postage prepaid) or by a reputable overnight courier service, addressed as follows:

If to Lessor:

General Counsel

U.S. Home Corporation

1707 Market Place Boulevard

Suite 120

Irving, Texas 75063

Phone: (469) 587-5200

Fax: (469) 587-5220

If to Lessee:

Richard Beckwitt

c/o U.S. Home Corporation

1707 Market Place Boulevard

Suite 120

Irving, Texas 75063

Phone: (469) 587-5200

Fax: (469) 587-5220

or to such other person or address as either party shall from time to time designate by writing to the other party.

14.	Governing Law and Consent to Jurisdiction.

This Agreement is entered into under and is to be construed in accordance with the laws of the State of Delaware. The parties hereby consent and agree to submit to the exclusive jurisdiction and venue of any state or federal court in the State of Delaware in any proceedings hereunder, and each hereby waives any objection to any such proceedings based on improper venue or forum non-conveniens or similar principles. The parties hereto hereby further consent and agree to the exercise of such personal jurisdiction over them by such courts with respect to any such proceedings, waive any objection to the assertion or exercise of such jurisdiction and consent to process being served in any such proceedings in the manner provided for the giving of notices hereunder.

15.	Representations of Lessor. Lessor represents and warrants that:

(a)      It has the right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by Lessor has been duly authorized by all necessary action on the part of Lessor. This Agreement constitutes a legal, valid and binding obligation of Lessor, enforceable in accordance with its terms.

(b)      It is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has all necessary power and authority under applicable law and its organizational documents to own or lease its properties and to carry on its business as presently conducted.

(c)      It is a “citizen of the United States” as defined in Article 40102(a)(15) of Title 49, United States Code.

16.	Representations of Lessee. Lessee represents and warrants that:

(a)      Lessee will use the Aircraft for and on account of Lessee’s own business or personal use only in strict accordance with the provisions of this Agreement, and specifically in accordance with FAR Part 91.501, and will neither sell seats to passengers nor sell space for cargo or otherwise use the Aircraft for the purpose of providing transportation of passengers or cargo in air commerce for any compensation or hire.

(b)      Lessee shall refrain from incurring any mechanics or other lien in connection with inspection, preventive maintenance, maintenance or storage of the Aircraft or otherwise, whether permissible or impermissible under this Agreement, and that Lessee shall refrain from attempting to convey, mortgage, assign, lease or any way alienate the Aircraft or from creating any kind of lien or security interest involving the Aircraft, or do anything or take any action that might mature through notice or the passage of time into such a lien.

(c)      During the term of this Agreement, Lessee will abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a time-sharing lessee, including, without limitation, Part 91 of the FARs.

17.	Limitation of Liability; Indemnification.

EACH PARTY AGREES THAT (A) THE PROCEEDS OF INSURANCE TO WHICH IT IS ENTITLED, (B) ITS RIGHTS TO INDEMNIFICATION FROM THE OTHER PARTY UNDER THIS SECTION, AND (C) ITS RIGHT TO DIRECT DAMAGES ARISING IN CONTRACT FROM A MATERIAL BREACH OF THE OTHER PARTY’S OBLIGATIONS UNDER THIS AGREEMENT ARE THE SOLE REMEDIES FOR ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED HEREBY.

EXCEPT AS SET FORTH IN THIS SECTION 17, EACH PARTY WAIVES ANY RIGHT TO RECOVER ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED HEREBY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR OR HAVE ANY DUTY FOR INDEMNIFICATION OR CONTRIBUTION TO THE OTHER PARTY FOR ANY CLAIMED INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, OR FOR ANY DAMAGES CONSISTING OF DAMAGES FOR LOSS OF USE OR DEPRECIATION OF VALUE OF THE AIRCRAFT, LOSS OF PROFITS OR INSURANCE DEDUCTIBLE.

The provisions of this Section 17 shall survive the termination or expiration of this Agreement.

18.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement, binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

19.	Further Acts.

Lessor and Lessee shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary to: (i) carry out the intent and purpose of this Agreement; and (ii) establish, maintain and protect the respective rights and remedies of the other party.

20.	Entire Agreement.

This Agreement constitutes the entire understanding among the Parties with respect to its subject matter, and there are no representations, warranties, rights, obligations, liabilities, conditions, covenants, or agreements other than as expressly set forth herein.

21.	Severability.

In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, those provisions shall be replaced by provisions acceptable to both Parties to this Agreement.

22.	Truth-in-Leasing.

The Lessor shall mail a copy of this Agreement for and on behalf of both Parties to the Federal Aviation Administration Civil Aircraft Registry- Technical Section within twenty-four (24) hours of its execution, as provided by FAR Part 91.23(c)(1). Additionally, Lessor agrees to comply with the notification requirements of FAR Section 91.23 by notifying the FAA Flight Standards District Office nearest to the departure location at least forty-eight (48) hours prior to the first flight under this Agreement.

(a)       LESSOR CERTIFIES THAT AS OF THE EFFECTIVE DATE THE AIRCRAFT HAS BEEN INSPECTED IN ACCORDANCE WITH THE PROVISIONS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS AND THAT ALL APPLICABLE REQUIREMENTS FOR THE AIRCRAFT’S MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN MET AND ARE VALID FOR THE OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

(b)      LESSOR, WHOSE ADDRESS APPEARS IN PARAGRAPH 13 ABOVE AND WHOSE AUTHORIZED SIGNATURE APPEARS BELOW, AGREES, CERTIFIES AND ACKNOWLEDGES THAT WHENEVER THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, LESSOR SHALL BE KNOWN AS, CONSIDERED AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT AND THAT LESSOR UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

(c)      THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on the day and year first above written.

Lessor: U.S. HOME CORPORATION

By:	/s/ L. Christian Marlin
Name:	L. Christian Marlin
Title:	Vice President

Lessee:

/s/ Richard Beckwitt
RICHARD BECKWITT

Exhibit A

Description of Aircraft

One (1) Canadair Ltd. model CL-600-2B16 (a/k/a Challenger 601 aircraft bearing United States Registration number N623BM and manufacturer’s serial number 5159, together with two (2) General Electric model CF34-3A2 aircraft engines bearing manufacturer’s serial numbers 807158 and 807159 (each of which has 750 or more rated takeoff horsepower or the equivalent of such horsepower).